Exhibit 10(n), form 10-K

Kansas City Life Insurance Company

AMENDMENT NUMBER THREE

TO THE

KANSAS CITY LIFE INSURANCE COMPANY

CASH BALANCE PENSION PLAN

AS AMENDED AND RESTATED EFFECTIVE

JANUARY 1, 2001

The Kansas City Life Insurance Company Cash Balance Pension Plan is hereby amended in the following respects. This Amendment shall be effective as of December 31, 2010.

1.	Section 2.1(a) is amended by adding at the end thereof the following sentence:

“The Accrued Benefit of each Member shall not be increased by annual pay credits under Section 5.1(d) after December 31, 2010.”

2.	Section 3.4 is amended by adding at the end thereof the following paragraph:

“Notwithstanding anything in the Plan to the contrary, a Participant shall not receive any Benefit Service for any Plan Year beginning after December 31, 2010.”

3.	Section 4.1 is amended by adding at the end thereof the following paragraph:

“Notwithstanding anything in this Section 4.1 to the contrary, any Employee of an Employer who has not become a Participant on or before December 31, 2010, shall not become a Participant thereafter.”

4.	Section 4.2 is amended by adding at the end thereof the following paragraph:

“Notwithstanding anything in this Section 4.1 to the contrary, a rehired Employee of an Employer shall not become a Participant if he is rehired on or after December 31, 2010.”

5.	Section 5.1(d) is amended by deleting the text prior to the table of Pay Credit Percentages and replacing it with following new paragraphs:

“Annual Pay Credit On or Before December 31, 2010. For calendar years beginning on or after January 1, 1998 and ending on or before December 31, 2010, the Participant’s Cash Balance Account described in section 5.1(c) shall increase by an amount equal to the Participant’s Pay Credit Percentage multiplied by his Compensation for that calendar year. No increases shall be granted under this Section 5.1(d) after December 31, 2010.

A Participant’s Pay Credit Percentage for any year beginning on or after January 1, 1998 and ending on or before December 31, 2010 shall depend on his completed years of Benefit Service at the end of that year, and shall be determined based on the following table, adjusted (if appropriate) pursuant to subsection (e) below:”

In Witness Whereof, Kansas City Life Insurance Company has caused this Amendment Number Three to the Kansas City Life Insurance Company Cash Balance Pension Plan, as amended and restated effective January 1, 2001, to be signed and its corporate seal affixed hereto by its duly authorized officers, and Trustees have caused this Amendment to be signed, effective as of December 31, 2010, on this 15th day of November, 2010.

Kansas City Life Insurance Company

Attest:		By	/s/ A. Craig Mason, Jr.
		Its	VP, General Counsel & Secretary
By	/s/ Janice L. Poe
Its	Assistant Secretary	(Corporate Seal)

Trustees:

/s/ Charles R. Duffy

/s/ Mark A. Milton

/s/ Tracy W. Knapp

AMENDMENT NUMBER FOUR

TO THE

KANSAS CITY LIFE INSURANCE COMPANY

CASH BALANCE PENSION PLAN

AS AMENDED AND RESTATED EFFECTIVE

JANUARY 1, 2001

The Kansas City Life Insurance Company Cash Balance Pension Plan is hereby amended in the following respects. This Amendment shall be effective as of the dates set forth herein.

1.	Effective for Limitation Years beginning on or after January 1, 2002, Section 2.1(f) is amended by adding the following paragraph at the end thereof:

For purposes of applying the limitations on annual benefits under section 6.11, an Affiliate shall include any employer that would be an Affiliate if the phrase “at least 80 percent” in Code section 1563(a)(1), in were replaced with ‘more than 50 percent” applying such section to Code sections 414(b) or 414(c).

2.	Effective for Plan Years beginning on or after January 1, 2008, Section 2.1(h) is amended to read as follows:

(h)	“Applicable Interest Rate” means

(1)

Before January 1, 2008, the annual interest rate on 30-year Treasury securities for the November of the year preceding the Plan Year during which an Annuity Starting Date occurs, as specified by the Commissioner in revenue rulings, notices or other guidance published in the Internal Revenue Bulletin, and

(2)	On or after January 1, 2008,

(A)

except as provided in subparagraph (B), the adjusted first, second, and third segment rates determined under Code section 417(e)(3)(C) and (D) (i.e., the monthly spot segment rates), for the November of the year preceding the Plan Year during which the Annuity Starting Date occurs, and

(B)

for Plan Years coincident with the calendar years 2008, 2009, 2010, and 2011, the sum of the rate determined under subparagraph (A), multiplied by the “applicable percentage” (as determined in the table below) and the interest rate prescribed in section 2.1(h)(1) multiplied by a percentage equal to 100 percent minus the “applicable percentage” as set forth in the table below:

Plan Year	Applicable Percentage
2008	20%
2009	40%
2010	60%
2011	80%

3.	Effective for Plan Years beginning on or after January 1, 2008, Section 2.1(i) is amended to read as follows:

(i) “Applicable Mortality Table” means the prevailing commissioners’ standard table (described in Code section 807(d)(5)(A)) for purposes of Code section 417(e), used to determine reserves for group annuity contracts issued on the date as of which the present value is being determined (without regard to any other subparagraph of Code section 807(d)(5)), that is prescribed by the Commissioner in revenue rulings or other guidance and published in the Internal Revenue Bulletin. For lump sum distributions on or after January 1, 2002 and before January 1, 2008, the Applicable Mortality Table is the table prescribed in Revenue Ruling 2001-62. For lump sum distributions beginning on or after January 1, 2008, the Applicable Mortality Table is the table prescribed under Code section 417(e)(3)(B) for the Plan Year that contains the Annuity Starting Date prescribed by the Secretary of the Treasury in revenue rulings or other guidance and published in the Internal Revenue Bulletin.

4.	Effective for Limitation Years and Plan Years beginning on or after January 1, 2002, Section 2.1(r)(2) is amended to read as follows:

For the purposes of applying the limitation on annual benefits in section 6.11, applying the minimum benefit requirement of Section 18.4 for any Plan Year that the Plan is a Top-Heavy Plan, and defining the term “Key Employee” in section 18.2(c), Compensation means all amounts that are treated as wages for Federal income tax withholding under Code section 3401(a) (determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed) and actually paid to the Member for such Limitation Year or Plan Year, plus the following amounts:

(A)

amounts that would be paid to the Employee during the year but for the Employee’s election under a cash or deferred arrangement described in Code section 401(k) or a cafeteria plan described in Code section 125 or a qualified transportation fringe benefit program under Code section 132(f),

(B)

for Limitation Years and Plan Years beginning on or after January 1, 2008, (i) any post-severance regular compensation that would have been paid had the Member not terminated employment (such as overtime, shift differential, commission, bonuses or other similar compensation) paid by the later of 2 1/2 months after severance from employment or the end of the Limitation Year that includes the dates of severance from employment, and (ii) payments for bona fide sick, vacation, or other leave that the Employee would have been able to use if employment continued, and payments from a nonqualified deferred compensation plan that are includible in income and that would have been paid at the same time had employment continued, that are made by the later of 2 1/2 months after severance from employment or the end of the Limitation Year that includes the dates of severance from employment, and

(C)	for Limitation Years and Plan Years beginning on or after January 1, 2009, “differential wage payments” within the meaning of Code section 3401(h)(2) paid on account of Qualified Military Service.

5.	Effective for Limitation Years and Plan Years beginning on or after January 1, 2002, Section 2.1(r)(3) is amended to read as follows:

Effective for Plan Years beginning on or after January 1, 2002, the annual Compensation of each Employee taken into account for any purpose under the Plan ,other than applying the limitation on annual benefits in section 6.11 and determining which Employees are Key Employees as defined in section 18.2(c), shall not exceed $200,000 (as adjusted under Code section 401(a)(17)). The adjustment to the $200,000 limit under Code section 401(a)(17) in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (“determination period”) beginning in such calendar year. If a determination period consists of fewer than 12 months, the limit described in this section 2.1(r)(3) will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. If Compensation for any prior determination period is taken into account in determining an Employee’s Accrued Benefit in the current Plan Year, the Compensation for that prior determination period is subject to the limit described in this section 2.1(r)(3) in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 2002, the annual Compensation of each Employee taken into account shall not exceed $200,000. For Limitation Years beginning on or after January 1, 2008, the limitation on annual Compensation under this section 2.1(r)(3) shall apply for purposes of the limitations on annual benefits in Section 6.11.

6.	Effective for Plan Years beginning on or after January 1, 2009, a new Section 2.1(r)(4) is added to read as follows:

Effective December 12, 1994, if an Employee is absent on leave due to Qualified Military Service and returns to employment within the period during his reemployment rights are protected by law, Compensation shall be deemed to include compensation such Employee would have received but for such Qualified Military Service. Effective on and after January 1, 2009, if an Employee dies or incurs a Disability during Qualified Military Service and as a result fails to return to employment within the time period his reemployment rights are protected by law, Compensation shall also be deemed to include compensation such Employee would have received had he returned to employment on the day preceding his death or the date his Disability began.

7.	Subsections (oo) through (uu) of Section 2.1 are renumbered subsections (pp) through (vv) and a new subsection (oo) is added to read as follows:

(oo)

Qualified Military Service” means any service in the uniformed services (as defined in chapter 3 of title 38, United States Code), by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

8.	Effective for Plan Years beginning on or after January 1, 2007, Section 3.1(e) is added to read as follows:

For purposes of determining a Member’s Vesting Service (but not his Benefit Service) and whether a one-year Break in Service has occurred, an Employee shall receive an Hour of Service for each hour during which he is absent on account of Qualified Military Service, provided he returns to employment with the Employer within 90 days after his release from active duty or within such longer period during which his right to reemployment is protected by law or, effective for deaths occuring on or after January 1, 2007, fails to return to employment with the Employer within such period on account of his death.

9.	Effective for Plan Years beginning on or after January 1, 2007, Section 3.2(c) is amended to read as follows:

(c)

fails to report for work with the Employer within 90 days after his release from active duty or within such longer period during which his right to reemployment is protected by law following his release from Qualified Military Service, in which case his Break in Service shall be deemed to have occurred on the first day of his authorized leave of absence for such military duty, provided, however, that if such Employee fails to report to work within such period on account of his death, his Break in Service shall be deemed to have occurred on the date of his death;

10.	Effective for Plan Years beginning on or after January 1, 2007, Section 5.2(b) is amended to read as follows:

(b)

Vesting Schedule. Subject to the provisions of subsection (a), each Member who obtains an Hour of Service on or after January 1, 2007 shall become fully vested upon being credited with three years of Vesting Service.

11.	Effective January 1, 2011, Sections 6.7(b) and (c) are each amended by replacing the number “90” with the number “180.”

12.	Effective for Annuity Starting Dates on or after January 1, 2008, the first paragraph of Section 6.7(b) is amended to read as follows:

(b)

Election to Waive. Each Member may elect to waive, or revoke an election to waive, the Qualified Joint and Survivor Annuity form of benefit under the Plan. Any such election to waive or revocation thereof may be made at any time during the 90-day period ending on the Member’s Annuity Starting Date or within the alternative period described in subsection (c) below. An election to waive the Qualified Joint and Survivor form of benefit shall not take effect unless the Member has elected to instead receive the 75% or 100% Joint and Survivor Annuity with the Spouse as his contingent annuitant, or, if the Member has not elected such form of benefit, the Spouse of the Member consents in writing to such election and the form of benefit and such consent acknowledges the effect of such election and is witnessed by a person designated by the Administrative Committee or a notary public. Such a consent shall be irrevocable. Spousal consent shall be effective only with respect to the Spouse signing the consent.

Spousal consent to a waiver of the Qualified Joint and Survivor Annuity form of benefit shall not be required if the Member establishes to the satisfaction of the Administrative Committee that such consent may not be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by regulation prescribe.

13.

Effective for Plan years beginning on or after January 1, 2008, Section 6.10(a)(1) is amended by renumbering paragrahs (D) through (F) as paragraphs (E) through (G) and adding a new paragraph (D) to read as follows:

(D)	75% Joint & Survivor Annuity with his Spouse as the contingent annuitant (but only if the Member has a Spouse on the Annuity Start Date);

14.	Effective for Limitation Years beginning on or after January 1, 2002 Section 6.11 is amended to read as follows:

6.11 Maximum Annual Benefits – Limitation Years Ending After January 1, 2002

(a)

Primary Limit. In no case shall the annual benefit with respect to any Member payable under the Plan and all other defined benefit plans of the Employer and all nonparticipating Affiliates, when expressed in the form of a straight life annuity, exceed the “maximum permissible benefit” for any Limitation Year (which shall be the calendar year) determined under this section 6.11(a). In addition, effective for Limitation Years beginning on or after January 1, 2008, in no case shall any amount accrue in a Limitation Year that would produce an annual benefit with respect to any Member payable under the Plan and all other defined benefit plans of the Emloyer and all nonparticipating Affiliates, when expressed in the form of a straight life annuity, that would exceed the “maximum permissible benefit.” If the benefit a Member would otherwise accrue in a Limitation Year would produce a benefit in excess of the “maximum permissible benefit,” the benefit shall be limited (or the rate of accrual reduced) to an annual benefit that does not exceed the maximum permissible benefit. The “maximum permissible benefit” is the lesser of:

(1)

$160,000 (or such other amount as may be prescribed under regulations issued by the Secretary of the Treasury under Code section 415(d)) multiplied by a fraction (which may not exceed one), the numerator of which is the number of the Member’s years of participation in the Plan and the denominator of which is 10; or

(2)

the greater of $10,000 or 100% of the Member’s average annual Compensation received during the three consecutive calendar years of his service (for Limitation Years beginning before 2006, his participation) during which he receives the greatest aggregate annual Compensation, multiplied by a fraction (which may not exceed one) the numerator of which is the number of the Member’s years of service with the Employer and the denominator of which is 10. The $10,000 limit shall not apply if the Member participates in any defined contribution plan of the Employer or any nonparticipating Affiliate. In the case of a Member who is rehired by the Employer after a severance from employment, the Member’s greatest three-year average Compensation shall be calculated by excluding all years for which the Member performs no services and receives no Compensation from the Employer (the break period) and by treating the years immediately preceding and following the break period as consecutive. For Limitation Years beginning on or after January 1, 2008, a Member’s Compensation for a calendar year of service shall not include Compensation in excess of the limitation provided under section 2.1(r)(3) that is in effect for the calendar year.

(3)

If a Member’s benefit is payable in any form other than a straight life annuity, the determination as to whether the limitation of this section 6.11(a) has been satisfied shall be made by adjusting such benefit to the form of a straight life annuity beginning when the payment of benefits begins. The adjustment described in the preceding sentence shall be made in the manner prescribed by the Secretary of the Treasury, such that the equivalent annual benefit would be the greater of (A) the equivalent annual benefit computed using the interest rate and mortality table specified in the Plan for actuarial equivalence for the particular form of benefit payable and (B) the equivalent annual benefit computed using an interest assumption of five percent and the mortality table prescribed by the Secretary of the Treasury under section 415(b)(2)(E)(v). Notwithstanding the preceding sentence, the Applicable Interest Rate shall be substituted for 5% in the preceding sentence to determine whether any benefit payable as a lump sum satisfies the limitation of this section 6.11(a)(3), except that for the 2004 and 2005 Limitation Years an interest rate of 5.5% shall be substituted for five percent in the preceding sentence to determine whether any benefit payable as a lump sum satisfies the limitation of this section. Notwithstanding the preceding sentence, effective on and after January 1, 2006, for purposes of determining whether any benefit payable as a lump sum satisfies the limitation of this section, the adjustment described in this preceding sentence shall be made in the manner prescribed by the Secretary of the Treasury, such that the equivalent annual benefit would be the greatest of: (A) the equivalent annual benefit computed using the interest rate and mortality table specified in the Plan for actuarial equivalence for the particular form of benefit payable; (B) the equivalent annual benefit computed using an interest assumption of 5.5% and the mortality table prescribed by the Secretary of the Treasury under Code section 415(b)(2)(E)(v); and (C) the equivalent annual benefit computed using the Applicable Interest Rate and the mortality table prescribed by the Secretary of the Treasury under Code section 415(b)(2)(E)(v), divided by 1.05. Effective for Limitation Years beginning on or after January 1, 2008, the mortality table used to compute the equivalent annual benefit in clause (B) and clause (C) of the preceding sentence shall be the Applicable Mortality Table. For purposes of the adjustment described in this section 6.11(a)(3), any ancillary benefit that is not directly related to retirement income benefits and that portion of any joint and survivor annuity that constitutes a Qualified Joint and Survivor Annuity shall not be taken into account.

(4)

To the extent provided under regulations issued by the Secretary of the Treasury, the reductions in maximum annual benefits described in this Section 3.6.1 shall be applied separately with respect to each change in the benefit structure of the Plan.

(b)

Retirement Before Age 62 or After Age 65 – Limitation Years Beginning on or After January 1, 2002 and Before January 1, 2006. Effective with respect to Limitation Years beginning on or after January 1, 2002 and ending before January 1, 2006, if the benefit of a Member begins either before age 62 or after age 65, the defined benefit dollar limitation of section 6.11(a)(1) shall be adjusted in accordance with Code section 415(b) and the regulations thereunder, as follows:

(1)

If the benefit of a Member begins before age 62, the defined benefit dollar limitation applicable to the Member at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the Actuarial Equivalent of the defined benefit dollar limitation applicable to the Member at age 62. The defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of (A) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in the Plan for actuarial equivalence for early retirement benefits and (B) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using a five percent interest rate and the mortality table prescribed by the Secretary of the Treasury under Code section 415(b)(2)(E)(v). Any decrease in the defined benefit dollar limitation determined in accordance with this section 6.11(b)(1) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Member. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

(2)

If the benefit of a Member begins after the Member attains age 65, the defined benefit dollar limitation applicable to the Member at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the defined benefit dollar limitation applicable to the Member at age 65. The Actuarial Equivalent of the defined benefit dollar limitation applicable at an age after age 65 is determined as (A) the lesser of the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in the Plan for actuarial equivalence for late retirement benefits and (B) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using a five percent interest rate and the mortality table prescribed by the Secretary of the Treasury under Code section 415(b)(2)(E)(v). For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.

(c)

Retirement Before Age 62 or After Age 65 – Limitation Years Beginning on or After January 1, 2006. Effective with respect to Limitation Years beginning on or after January 1, 2006, if the benefit of a Member begins either before age 62 or after age 65, the defined benefit dollar limitation of section 6.11(a)(1) shall be adjusted in accordance with Code section 415(b) and the regulations thereunder, as follows:

(1)

If the benefit of a Member begins prior to age 62, the defined benefit dollar limitation applicable to the Member at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the Actuarial Equivalent of the defined benefit dollar limitation applicable to the Member at age 62 (adjusted under section 6.11(a)(3) above, if required).

(A)

For Limitation Years ending before January 1, 2008, the defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of (i) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in the Plan for actuarial equivalence for early retirement benefits and (ii) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using a five percent interest rate and the mortality table prescribed by the Secretary of the Treasury under Code section 415(b)(2)(E)(v).

(B)

For Limitation Years beginning on or after January 1, 2008, the defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of (i) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate and the Applicable Mortality Table within the meaning of Code section 417(e)(3)(B) (and expressing the Member’s age based on completed calendar months as of the Annuity Starting Date); and (ii) the defined benefit dollar limitation multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the Plan at the Member’s Annuity Starting Date to the annual amount of the immediately commencing straight life annuity under the Plan at age 62, both determined without applying the limitations of this section 6.11.

Any decrease in the defined benefit dollar limitation determined in accordance with this section 6.11(c)(1) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Member. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

(2)

If the benefit of a Participant begins after the Participant attains age 65, the defined benefit dollar limitation applicable to the Participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the defined benefit dollar limitation applicable to the participant at age 65 (adjusted under section 6.11(a)(3) above, if required).

(A)

For Limitation Years ending before January 1, 2008, the Actuarial Equivalent of the defined benefit dollar limitation applicable at an age after age 65 is determined as (i) the lesser of the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in the Plan for actuarial equivalence for late retirement benefits and (ii) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using a five percent interest rate and the mortality table prescribed by the Secretary of the Treasury under Code section 415(b)(2)(E)(v).

(B)

For Limitation Years beginning on or after January 1, 2008, the defined benefit dollar limitation applicable at an age after age 65 is determined as the lesser of (i) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate and the Applicable Mortality Table (and expressing the Member’s age based on completed calendar months as of the Annuity Starting Date); and (ii) the defined benefit dollar limitation multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the Plan at the Member’s Annuity Starting Date to the annual amount of the immediately commencing straight life annuity under the Plan at age 62, both determined without applying the limitations of this Section 6.11. For the purpose of applying this limitation, the annual amount of the immediately commencing straight life annuity under the Plan at the Member’s Annuity Starting Date shall be computed by disregarding the Member’s accruals after age 65 but including actuarial adjustments even if the actuarial adjustments are used to offset the Member’s accruals.

For purposes of this Section 6.11(c)(2), mortality between age 65 and the age at which benefits commence shall be ignored

(d)

Effect of Benefit Increases under EGTRRA. The benefit increases resulting from the increases in the limitations of Code section 415(b) under the Economic Growth and Tax Relief and Recovery Act of 2002 shall apply to all Members who have one Hour of Service on or after the first day of the first Limitation Year beginning on or after January 1, 2002.

(e)

Effect of Additional Section 415 Limitations on and After January 1, 2006. The application of the provisions of this section 6.11, other than the limitation on the amount of a Member’s annual benefit that may accrue in any Limitation Year under this section 6.11 and the adjustments in the defined benefit dollar limitation applicable to the Member before age 62 and after age 65 under sections 6.11(c)(1)(A) and 6.11(c)(2)(A) shall not cause the ‘maximum permissible benefit’ for any Member to be less than the Member’s Accrued Benefit under all the defined benefit plans maintained by the Employer, any nonparticipating Affiliates and any predecessor Employer as of December 31, 2005. The limitation on the amount of a Member’s annual benefit that may accrue in any Limitation Year under this section 6.11, the adjustments in the defined benefit dollar limitation applicable to the Member before age 62 and after age 65 under sections 6.11(c)(1)(B) and 6.11(c)(2)(B), and the application of the limitation on Compensation that may be taken into account under section 2.1(r)(2) shall not cause the ‘maximum permissible benefit’ for any Member to be less than the Member’s Accrued Benefit under all defined benefit plans maintained by the Employer, and nonparticipating Affiliate, and any predecessor Employer as of December 31, 2007.

15.	Effective with respect to distributions made after March 28, 2005, Section 6.12 is amended to read as follows:

6.12 Payment of Small Amounts

Any other provision of the Plan notwithstanding, the Member’s vested Accrued Benefit or Preretirement Survivor Annuity shall be paid in a single sum if, prior to the commencement of distribution, its single sum value does not exceed $1,000.

The single sum value shall equal the greater of

(1)	the Actuarial Equivalent of the Member’s vested Accrued Benefit or Preretirement Survivor Annuity, as applicable (determined under section 5.1(a), to the extent appropriate); or

(2)	the Member’s vested Cash Balance Account; determined as of the date of the distribution.

Upon Termination of Employment, a Participant whose vested percentage under section 5.2 is zero shall be deemed to have received a lump-sum payment of $0 and his Accrued Benefit shall be treated as an immediate forfeiture. This deemed distribution shall represent the entire benefit to which such Participant was entitled under the Plan, in lieu of all other benefits under the Plan.”

16.	Effective for distributions made on or after January 1, 2002, Section 6.14(b) is amended to read as follows:

“(1)

Eligible Rollover Distribution shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution shall not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any distribution that is made upon hardship of the Participant.

(2)

Eligible Retirement Plan shall mean an eligible retirement plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), a qualified trust described in Code section 401(a), an annuity plan described in Code section 403(a), an annuity contract described in Code section 403(b), and an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. Effective with respect to distributions made after 2007, an eligible retirement plan includes a Roth individual retirement plan described in Code section 408A. Effective with respect to distributions after 2009 to a designated beneciary of an Employee other than an Employee’s surviving Spouse, an eligible retirement plan shall mean an individual retirement account or individual retirement annuity.

(3)

Distributee shall mean an Employee, former Employee, an Employee or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Code section 414(p),with regard to the interest of the spouse or former spouse. Effective with respect to distributions after 2009, a Distributee shall also mean a designated beneficiary of an Employee other than the Employee’s surviving Spouse.

(4)	Direct Rollover shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

17.	Effective with respect to distributions made on or after January 1, 2003, Section 7.5(b) and (c) are deleted and replaced with the following new Section 7.5(b):

“(b)

Required Distributions - Code Section 401(a)(9). Notwithstanding any other provision of the Plan, distributions under this Article VI made on or after January 1, 2002 shall be made in accordance with Code section 401(a)(9) and the regulations thereunder, including the incidental death benefit requirement in section Code section 401(a)(9)(G) and the regulations thereunder.

(1)	Time and Manner of Distribution

(A)	Required Beginning Date — The Member’s entire benefit shall be distributed, or begin to be distributed, to the Member no later than the Member’s Required Beginning Date.

(B)	Death of Member Before Distributions Begin — If the Member dies before distributions begin, the Member’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)

If the Member’s surviving spouse is the Member’s sole Beneficiary, distributions to the surviving spouse shall begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70 1/2, if later.

(ii)

If the Member’s surviving spouse is not the Member’s sole Beneficiary, distributions to the Designated Beneficiary shall begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

(iii)

If there is no Beneficiary as of September 30 of the year following the year of the Member’s death, the Member’s entire benefit shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(iv)

If the Member’s surviving spouse is the Member’s sole Beneficiary and the surviving spouse dies after the Member but before distributions to the surviving spouse begin, this section 7.5(b)(1)(B), other than paragraph (i) above, shall apply as if the surviving spouse were the Member.

For purposes of this Section 7.5(b)(1)(B) and Section 7.5(b)(4) below, distributions are considered to begin on the Member’s Required Beginning Date (or if Section 7.5(b)(1)(B)(iv) above applies, the date distributions are required to begin to the surviving spouse under Section 7.5(b)(1)(B)(i) above). If annuity payments irrevocably commence to the Member before the Member’s Required Beginning Date (or to the Member’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 7.5(b)(1)(B)(i) above), the date distributions are considered to begin is the date distributions actually commence.

(C)

Form of Distribution — Unless a Member’s benefit is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Sections 7.5(b)(2) 7.5(b)(3), and 7.5(b)(4) below. If the Member’s benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code section 401(a)(9) and the Treasury Regulations.

(2)	Determination of Amount to be Distributed Each Year.

(A)	General Annuity Requirement — If the Member’s benefit is paid in the form of annuity distributions under the Plan, payments under the annuity shall satisfy the following requirements:

(i)	the annuity distributions shall be paid in periodic payments made at intervals not longer than one year;

(ii)	the distribution period will be over a life (or lives) or over a period certain not longer than the period described in Sections 7.5(b)(3) and 7.5(b)(4);

(iii)	once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted; and

(iv)

payments will either be nonincreasing or increase only as follows: (a) by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics; (b) to the extent of the reduction in the amount of the Member’s payments to provide for a survivor benefit upon death, but only if the Beneficiary whose life was used to determine the distribution period described in Section 7.5(b)(3) dies or is no longer the Member’s Beneficiary pursuant to a qualified domestic relations order within the meaning of Code section 414(p); and (iii) to pay increased benefits that result from a Plan amendment.

(B)

Amount Required to be Distributed by Required Beginning Date — The amount that must be distributed on or before the Member’s Required Beginning Date (or, if the Member dies before distributions begin, the date distributions are required to begin under Section 7.5(b)(1)(A) or 7.5(b)(1)(B)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Member’s benefit accruals as of the last day of the first Distribution Calendar Year shall be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Member’s Required Beginning Date.

(C)

Additional Accruals After First Distribution Calendar Year — Any additional benefits accruing to the Member in a calendar year after the first Distribution Calendar Year shall be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

(3)	Requirements For Annuity Distributions That Commence During a Member’s Lifetime

(A)

Joint Life Annuities; Where the Beneficiary Is Not the Member’s Spouse — If the Member’s benefit is to be distributed in the form of a joint and survivor annuity for the joint lives of the Member and a nonspouse Beneficiary, annuity payments to be made on or after the Member’s Required Beginning Date to the Beneficiary after the Member’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Member using the table set forth in Q&A-2 of section 1.401(a)(9)-6 of the Treasury Regulations.

(B)

Period Certain Annuities — Unless the Member’s spouse is the sole Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Member’s lifetime may not exceed the applicable distribution period for the Member under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations for the calendar year that contains the Annuity Starting Date. If the Annuity Starting Date precedes the year in which the Member reaches age 70, the applicable distribution period for the Member is the distribution period for age 70 under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations plus the excess of 70 over the age of the Member as of the Member’s birthday in the year that contains the Annuity Starting Date.

(4)	Requirements For Minimum Distributions Where Member Dies Before Date Distributions Begin

(A)

Member Survived By Designated Beneficiary — If the Member dies before the date distribution of his benefit begins and there is a Beneficiary, the Member’s entire benefit shall be distributed beginning no later than the time described in Section 7.5(b)(1)(B)(i) or 7.5(b)(1)(B)(ii), over the life of the Beneficiary or over a period certain not exceeding:

(i)

unless the Annuity Starting Date is before the first Distribution Calendar Year, the Life Expectancy of the Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year immediately following the calendar year of the Member’s death; or

(ii)

if the Annuity Starting Date is before the first Distribution Calendar Year, the Life Expectancy of the Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year that contains the Annuity Starting Date.

(B)

No Designated Beneficiary — If the Member dies before the date distributions begin and there is no Beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(C)

Death of Surviving Spouse Before Distributions to Surviving Spouse Begin — If the Member dies before the date distribution of his benefit begins, the Member’s surviving spouse is the Member’s sole Beneficiary, and the Surviving Spouse dies before distributions to the surviving spouse begin, this section 7.5(b) shall apply as if the surviving spouse were the Member, except that the time by which distributions must begin will be determined without regard to section 7.5(b)(1)(B)(i).

(5)	Definitions — For purposes of this section 7.5, the following definitions shall apply:

(A)

“Designated Beneficiary” means the individual who is designated as the Beneficiary under section 2.1(j) of the Plan and who is the designated beneficiary under Code section 401(a)(9) section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(B)

“Distribution Calendar Year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Member’s Required Beginning Date. For distributions beginning after the Member’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to section 7.5(b)(2)(A).

(C)	“Life Expectancy” means the life expectancy computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury Regulations.

(D)	“Required Beginning Date” means

(i)	For Members who are 5 percent owners, April 1 of the calendar year following the year in which the Member reaches age 70 1/2, and

(ii)

For Members other than 5-percent owners, April 1 of the calendar year following the later of (a) the year in which the Member reaches age 70  1/2; or (b) the year in which the Member’s Termination of Employment occurs.

For purposes of this subsection, a Member is treated as a 5-percent owner if such Member is a 5 percent owner as defined in Code section 416 at any time during the plan year ending with or within the calendar year in which such owner attains age 70  1/2.”

18.	Section 8.2 is amended by adding the following sentence at the end thereof:

Nondeductible contributions that are treated as de minimis pursuant to Revenue Procedure 90-49 shall be returned to the Employer within one year of the date of the Actuary’s certification of such nondeductibility.

19.	Section 14.12 is deleted effective for Plan Years beginning on or after January 1, 2008.

20.	Effective for Plan Years beginning on and after January 1, 2008, a new Article 19 is added to read as follows:

Article 19 – Funding-Based Limits On Benefits And Benefit Accruals

19.1 Cessation and Resumption of Accruals Based on Funding Status.

Accruals under section 5.1(b) shall cease, shall resume, and shall be restored, based on the funding status of the Plan in accordance with the following rules:

(a)

If the AFTAP of the Plan for any Plan Year is presumed, or certified by the Plan’s enrolled actuary to be, less than sixty percent (60%) as of a Section 436 Measurement Date, accruals under the Plan shall cease as of such Section 436 Measurement Date. For purposes of the preceding sentence, for the Plan Years beginning January 1, 2009 and January 1, 2010, the AFTAP for the Plan Year beginning January 1, 2008 shall be substituted for the Plan Years beginning January 1, 2009 and/or January 1, 2010, if greater.

(b)

Accruals that have ceased under section 19.1(a) shall resume upon (1) payment by the Sponsor of a contribution, in addition to any minimum required contribution under Code section 430, sufficient to result in an AFTAP of at least sixty percent (60%) for the applicable Plan Year, effective as of the first day of such Plan Year, or (2) the Section 436 Measurement Date as of which the Plan’s actuary certifies that the AFTAP of the Plan is at least sixty percent (60%).

(c)

If the period during which accruals are suspended under this section 19.1 is 12 months or less, such accruals shall be automatically restored. If the period during which accruals were suspended exceeds 12 months, an amendment shall be required to restore such accruals and shall be subject to the restrictions on Plan amendments set forth in section 19.3.

19.2	Limitations on Accelerated Benefit Distributions

If, for any Plan Year, the funding status of the Plan is described in section 19.2(a) or section 19.2(b), or if the Company is a debtor in a bankruptcy case under title 11 of the United States Code or similar Federal or State law and the funding status of the Plan is described in Section 19.2(c), the limitations on accelerated benefit distributions set forth in section 19.2(a), section 19.2(b), or section 19.2(c), whichever is applicable, shall apply during the period set forth in such Section, and any Member or Beneficiary who elects to receive a form of benefit that is or includes a Prohibited Payment shall be permitted to elect another form of benefit available under the Plan, defer payment to a later date to the extent permitted under applicable qualification requirements, or, if section 19.2(a) applies, to elect any form of benefit with respect to that portion of the benefit that is unrestricted under section 19.2(a) and, for the balance of the benefit, to elect a form of payment that is permitted under the Plan and is not a Prohibited Payment.

(a)

If the AFTAP of the Plan for any Plan Year is presumed, or certified by the Plan’s enrolled actuary, to be less than eighty percent (80%), but greater than or equal to sixty percent (60%), as of a Section 436 Measurement Date, no Prohibited Payment from the Plan shall be made to any Member or Beneficiary on an Annuity Starting Date that is on or after such Section 436 Measurement Date and before the Section 436 Measurement Date that the Plan’s enrolled actuary certifies the AFTAP to be at least eighty percent (80%), in an amount that exceeds the lesser of (X) or (Y), where

(X) = fifty percent (50%) of the present value of the benefit payable in the optional form of benefit that includes the Prohibited Payment which could be paid without regard to this Section 19.2(a), and

(Y) = the present value (determined under guidance prescribed by the Pension Benefit Guaranty Corporation using the Applicable Interest Rate and Applicable Mortality Table) of the maximum guarantee with respect to the Member under Section 4022 of ERISA.

(b)

If the AFTAP of the Plan for any Plan Year is presumed, or certified by the Plan’s enrolled actuary, to be less than sixty percent (60%) as of a Section 436 Measurement Date, no Prohibited Payment from the Plan shall be made to any Member or Beneficiary on an Annuity Starting Date that is on or after such Section 436 Measurement Date and before the Section 436 Measurement Date that the Plan’s actuary certifies the AFTAP of the Plan to be at least sixty percent (60%).

(c)

If the Company is a debtor in a bankruptcy case under title 11 of the United States Code or similar Federal or State law, no Prohibited Payment from the Plan shall be made to any Member or Beneficiary, except for payments made with an Annuity Starting Date that is on or after the Section 436 Measurement Date on which the enrolled actuary has certified the AFTAP of the Plan for the Plan Year to be at least one hundred percent (100%).

Only one Prohibited Payment may be made with respect to any Member during any period of consecutive Plan Years during which the limits described in this section 19.2 apply. A Member who would have been eligible to receive a Prohibited Payment, but for the application of this section 19.2, may make a new benefit election under Article VI after the restrictions on Prohibited Payments of this section 19.2 cease to apply.

19.3

Plan Amendments Increasing Liabilities for Benefits. No amendment to the Plan that increases the liabilities of the Plan, by reason of an increase in benefits, the establishment of new benefits, a change in the rate of benefit accrual under section 5.1(b) or the vesting schedule under section 5.2 (other than a mandatory vesting increase under the Code or ERISA) shall take effect for a Plan Year:

(a)

if the AFTAP of the Plan is presumed or certified by the Actuary to be less than eighty percent (80%) for the Plan Year, or would be less than eighty percent (80%) taking into account such amendment; or

(b)

if the Employer who is responsible for making contributions to the Plan is a debtor in a bankruptcy case under title 11 of the United States Code or similar Federal or State law and the “funding target attainment percentage” of the Plan, as defined in Code section 430(d)(2) is less than one hundred percent (100%), unless the Secretary of the Treasury determines that such amendment is reasonable and provides for only a de minimis increase in the liabilities of the Plan with respect to the Employees of such Employer, the amendment repeals an amendment described in Code section 412(d)(2), or is required as a condition of Plan qualification.

Section 19.3(a) shall cease to apply as of the first day of the Plan Year or the effective date of the amendment increasing liabilities for benefits, if later, upon payment by the Sponsor of a contribution, in addition to any minimum required contribution under Code section 430, equal to: (i) the amount of the increase in the funding target of the Plan for the Plan Year attributable to the amendment, as determined under Code section 430, if the AFTAP is less than eighty percent (80%) for such Plan Year, or (ii) the amount sufficient to result in an AFTAP of eighty percent (80%) if the AFTAP would be less than eighty percent (80%) as a result of the amendment.

19.4

Limits on Unpredictable Contingent Event Benefits. No “unpredictable contingent event benefit,” as defined in Code section 436 and Treas. Reg. § 1.436-1(j)(6), shall be paid with respect to an unpredictable contingent event occurring during a Plan Year if the Plan’s AFTAP for the Plan Year is less than 60% or would be less than 60% taking into account any benefits that could be payable with respect to such event. If any benefit does not become payable during the Plan Year by reason of the limit described in this subsection (e), the Plan is treated as if it does not provide for such benefit. Notwithstanding the foregoing, if an unpredictable contingent event benefit is not paid for a Plan Year because of application of this section 19.2(e), then the unpredictable contingent event benefit must be paid if it would be permitted under the rules of this section 19.2(e) and Code section 436 based on a subsequently certified AFTAP for the Plan Year which takes into account the increase in the funding target attainment percentage attributable to the unpredictable contingent event benefit.

19.5

Plan Termination. Any Code section 436 limitation in effect immediately prior to termination of the Plan shall continue to apply after such termination provided however, that the restriction of section 19.2 and Code section 436(d) shall not apply to a Prohibited Payment made to carry out the termination of the Plan in accordance with applicable law.

19.6	Definitions

The following words and phrases uses in this Article 19 shall have the following meanings:

(a)

“AFTAP” means the ‘adjusted funding target attainment percentage’ of the Plan for the Plan Year determined in accordance with Code section 436(j)(2) and the regulations or other guidance issued by the Secretary of the Treasury.

(b)

“Prohibited Payment” means: (i) any payment in excess of the monthly amount paid under a single life annuity (plus any social security supplements described in the last sentence of Code section 411(a)(9) to a Member or Beneficiary whose Annuity Starting Date occurs during a period while any limitation under Section 19(b) is in effect; (ii) any payment for the purchase of an irrevocable commitment from an insurer to pay benefits; (iii) any transfer of assets and liabilities to another plan maintained by the Company or an Affiliate that is made in order to avoid or terminate application of the limitations described in this Section 19.2; and (iv) any other payment specified by the Secretary of the Treasury in regulations under Code section 436. Notwithstanding the preceding sentence, a Prohibited Payment shall not include the payment of a benefit which under Code section 411(a)(11) may be immediately distributed without the consent of the Member.

(c)

“Section 436 Measurement Date” means the date the Plan’s AFTAP for a Plan Year is presumed to change under the rules of Section 436(h) or the date the Plan’s AFTAP is certified by the Plan’s actuary. For purposes of determining whether the limitations of this Article 19 apply or cease to apply, the Section 436 Measurement Date for any Plan Year is whichever of the following dates is applicable:

(1)	the first day of the Plan Year, if a limitation under this Article 19 applied to the Plan on the last day of the preceding Plan Year;

(2)

the date the enrolled actuary for the Plan certifies the AFTAP of the Plan for the preceding Plan Year, if the Actuary certifies the AFTAP for the preceding Plan Year during the first three months of the current Plan Year;

(3)	the first day of the fourth month of the current Plan Year, if the Actuary certifies the AFTAP of the Plan for the preceding Plan Year before such date;

(4)

the date the enrolled actuary for the Plan certifies the AFTAP of the Plan for the preceding Plan Year, if the enrolled actuary certifies the AFTAP for the preceding Plan Year on or after the first day of the fourth month of the Plan Year and before the first day of the 10th month of the Plan Year;

(5)	the date the enrolled actuary for the Plan certifies the AFTAP of the Plan, if the actuary certifies the AFTAP within the first nine months of the Plan Year; or

(6)	the first day of the 10th month of the Plan Year, if no certification of the specific AFTAP for such Plan Year is made prior such date.”

(e)	Effective Date and Application

This Article 19 sets forth the rules applicable to the Plan in the event the Plan fails to meet the funding targets prescribed under Code section 436. The provisions of this Article 19 shall override any provisions of the Plan, including any Appendix to the Plan, to the contrary and shall be effective for Plan Years beginning on or after January 1, 2008, except as otherwise stated herein.

In Witness Whereof, Kansas City Life Insurance Company has caused this Amendment Number Three to the Kansas City Life Insurance Company Cash Balance Pension Plan, as amended and restated effective January 1, 2001, to be signed and its corporate seal affixed hereto by its duly authorized officers, and Trustees have caused this Amendment to be signed, effective as of the dates set forth herein, on this 30th day of December, 2010.

Kansas City Life Insurance Company

Attest:		By	/s/ A. Craig Mason, Jr.
		Its	Vice President
By	/s/ Kimberly K. Farrow
Its	Assistant Secretary	(Corporate Seal)

Trustees:

/s/ Tracy W. Knapp

/s/ Mark A. Milton

/s/ Charles R Duffy